Exhibit (j)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" for the Treasury Portfolio of Investors Cash Trust in the Premier Money Market Shares Prospectus, DWS U.S. Treasury Money Fund Class S Prospectus, Investment Class Prospectus, and Institutional Shares Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Investors Cash Trust Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 30 to the Registration Statement (Form N-1A, No. 33-34645) of our report dated May 27,
2008, on the financial statements and financial highlights of the Treasury Portfolio included in and the Premier Money Market Shares Annual Report, the DWS U.S. Treasury Money Fund Class S Annual Report, the Investment Class Annual Report and the Institutional Shares Annual Report, each dated March 31, 2008.


                                                     /s/ ERNST & YOUNG LLP



Boston, Massachusetts
July 28, 2008